Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257941,333-263380, 333-270343, and 333-272733 on Form S-8 and Registration Statement Nos. 333-268260 and 333-268261 on Form S-3 of our report dated March 6, 2024, relating to the financial statements of TScan Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 6, 2024